Exhibit 8.1


                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219


                                  July 8, 1996



Heilig-Meyers Company
2235 Staples Mill Road
Richmond, Virginia 23230

MacSaver Financial Services, Inc.
2 Reads Ways, Suite 224
New Castle, Delaware 19720

                     Re: Registration Statement on Form S-3
                        $400,000,000 Aggregate Principal
                              Amount of Securities

Ladies and Gentlemen:

         We have been requested, as your special tax counsel, to render federal tax advice in connection with the registration of $400,000,000 aggregate principal amount of (i) common stock, par value $2.00 per share (the "Common Stock"), of Heilig-Meyers Company, a Virginia corporation ("Heilig-Meyers"),
(ii) warrants to purchase the Common Stock of  Heilig-Meyers  (the  "Warrants"),
(iii) debt securities (the "Debt Securities")of MacSaver Financial Services, Inc., a Delaware corporation ("MFS"), and (iv) the guarantees of the Debt Securities (the "Guarantees" and, collectively with the Common Stock , Warrants and Debt Securities, the "Securities") by Heilig-Meyers, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), and the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement").

         We have reviewed the statements set forth in the Registration Statement under the heading "United States Taxation" and hereby advise you that such statements, insofar as they are or refer to statements of United States law or legal conclusions relating thereto, are accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                           Very truly yours,

                                           MCGUIRE WOODS BATTLE & BOOTHE, L.L.P.